SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report October 16, 2003
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

SIGNATURE
EXHIBIT INDEX
News Release dated 10/16/03
Form 8-K dated 10/16/03 of Ford Motor Company

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	News Release dated October 16, 2003	Filed with this Report

Exhibit 99.2	Sector Statement of Income	Filed with this Report

Exhibit 99.3	Consolidated Statement of Income	Filed with this Report

Exhibit 99.4	Sector Balance Sheet	Filed with this Report

Exhibit 99.5	Consolidated Balance Sheet	Filed with this Report

Exhibit 99.6	Condensed Sector Statement of Cash Flows	Filed with this Report

Exhibit 99.7	Condensed Consolidated Statement of Cash Flows	Filed with this Report

Exhibit 99.8	Investor Presentation	Filed with this Report

Exhibit 99.9	Fixed Income Presentation	Filed with this Report

Item 12. Results of Operations and Financial Condition.

     Our news release dated October 16, 2003 and supplemental financial information, concerning third quarter 2003 financial results, filed as Exhibits 99.1 through 99.9, respectively, to this report, are incorporated by reference herein.

     Ford Motor Company will conduct two conference calls on October 16, 2003 to review second quarter results.

     Don Leclair, Ford’s Group Vice President and Chief Financial Officer, will host a conference call with investors and the news media that will begin at 9:00 a.m. to review our third quarter results. Investors can hear this conference call by dialing 800-901-5218 (617-786-4511 for international dial-in) or on the Internet at www.shareholder.ford.com.

     Malcolm Macdonald, Ford’s Vice President and Treasurer, Jim Gouin, Ford’s Vice President and Controller, and David Cosper, Ford Motor Credit Company’s Chief Financial Officer, will host a second conference call with fixed income investors beginning at 11:00 a.m. Investors can access this conference call by dialing 800-901-5218 (617-786-4511) for international dial-in). The passcode for both numbers is a verbal response of “Ford Fixed Income”.

     Investors can access replays of these calls by visiting one of the following web sites: www.shareholder.ford.com or www.streetevents.com or by dialing 888-286-8010 (617-801-6888 for international dial-in), passcode 94736864 for the 9:00 a.m. call and passcode 87372722 for the 11:00 a.m. call. The times referenced above are Eastern Daylight Saving Time.

     Exhibits 99.1, 99.8 and 99.9 to this report contain certain “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures cover net pricing and operating cash flows in respect of our Automotive sector, and managed leverage and credit loss ratios in respect of our subsidiary, Ford Motor Credit Company (“Ford Credit”). Each of these non-GAAP financial measures is discussed below, including the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) and the reasons why we believe the presentation of the non-GAAP financial measure provides useful information to our investors.

     Net Pricing. Slide 18 of Exhibit 99.8 and slide 2 of Exhibit 99.9 state that our milestones are based, in part, on net pricing planning assumptions for 2003 of zero (base) and less than zero (full year outlook) in the United States (for Ford, Lincoln and Mercury brand vehicles) and 1% (base) and negative 1 to 2% (full year outlook) in Europe (for Ford brand vehicles), in each case at constant volume, mix and exchange rates, compared to 2002. These slides further indicate changes in net pricing of negative 0.9% and negative 1.9% in the United States and Europe, respectively, in the third quarter of 2003. Slide 6 of Exhibit 99.8 indicates that net pricing was negative $100 million in the third quarter of 2003. The most directly comparable financial measure calculated and presented in accordance with GAAP to this net pricing measure is the period-over-period change in Automotive Sales. The period-over-period change in Automotive Sales is affected by changes in unit sales volume, product mix, foreign currency exchange rates, wholesale prices for vehicles sold and marketing incentives. The net pricing measure (which measures the combined effect of changes in wholesale prices and marketing incentives, while excluding the effects of changes in unit sales volumes, product mix, and foreign currency exchange rates) is useful to investors because it provides an indication of the underlying direction of changes in revenue in one performance measure. The change in Automotive Sales on a per unit basis in the third quarter of 2003 compared with the third quarter of 2002 was an increase of 7.1% for North America and an increase of 16.2% for Europe. The appendix (page 6 of 14) to Exhibit 99.8 contains a reconciliation of the change in net pricing in the third quarter of 2003 compared with the third quarter of 2002 to the change in Automotive Sales for the same periods.

     Operating Cash Flows. Slides 2 and 17 of Exhibit 99.8 and slide 1 of Exhibit 99.9 discuss our operating-related cash flows for the third quarter of 2003, and slide 18 of Exhibit 99.8 and slide 2 of Exhibit 99.9 discuss our milestone for operating-related cash flow for 2003. Slides 2 and 17 of Exhibit 99.8 and slide 1 of Exhibit 99.9 indicate that we had negative operating cash flow of $2.4 billion for the third quarter 2003. Slides 2, 17 and 18 of Exhibit 99.8 and slides 1 and 2 of Exhibit 99.9 indicate that we had negative operating cash flow of $100 million for the first three quarters of 2003. The most directly comparable financial measure calculated and presented in accordance with GAAP to this cash flow measure is Cash Flows from Operating Activities Before Securities Trading. The appendix (pages 13 and 14 of 14) to

Exhibit 99.8 contains a reconciliation of our non-GAAP operating cash flow measure and Cash Flows from Operating Activities Before Securities Trading. Cash Flows from Operating Activities Before Securities Trading was negative $900 million for third quarter 2003 and $4.9 billion for the first three quarters of 2003. We believe the non-GAAP operating cash flow measure is useful to investors because it includes cash flow elements not included in Cash Flows from Operating Activities Before Securities Trading that we consider to be related to our operating activities (for example, capital spending). As a result, our operating cash flow measure provides investors with a more relevant measure of the cash generated by our operations.

     Managed Leverage. Slide 18 and pages 9 through 12 of the appendix to Exhibit 99.8 and slides 2, 3 and 13 of Exhibit 99.9 discuss Ford Credit’s leverage (i.e., debt-to-equity ratio) on both a financial statement and managed basis. Financial statement leverage is the most directly comparable financial measure calculated and presented in accordance with GAAP to our non-GAAP managed leverage financial measure. The appendix (pages 9 through 12 of 14) to Exhibit 99.8 also contains a reconciliation of Ford Credit’s non-GAAP managed leverage measure to its financial statement leverage. These slides indicate that Ford Credit’s financial statement and managed leverage at September 30, 2003 were 12.0 and 12.7 to 1, respectively. Slide 18 of Exhibit 99.8 and slide 2 of Exhibit 99.9 indicate that Ford Credit has a milestone to maintain managed leverage in the low end of 13-14 to 1 range. We believe that the use of the non-GAAP managed leverage measure, which is the result of several adjustments to Ford Credit’s financial statement leverage, is useful to our investors because it reflects the way Ford Credit manages its business. Ford Credit retains interests in receivables sold in off-balance sheet securitization transactions, and, with respect to subordinated retained interests, has credit risk. Accordingly, it considers securitization as an alternative source of funding and evaluates credit losses, receivables and leverage on a managed as well as a financial statement basis. As a result, the managed leverage measure provides our investors with meaningful information regarding management’s decision-making processes.

     In calculating its managed leverage ratio, Ford Credit adds the total amount of receivables sold in securitizations, net of retained interests, to its debt. It also deducts cash and cash equivalents because these generally correspond to excess debt beyond the amount required to support Ford Credit’s financing operations. It adds minority interests to equity because all of the debt of such consolidated entities is included in total debt. It excludes the impact of Statement of Financial Accounting Standards No. 133 in both the numerator and the denominator in order to exclude the interim effects of changes in market rates because Ford Credit generally repays its debt funding obligations as they mature.

     Loss-to-Receivables Ratio. The appendix (page 9 of 14) to Exhibit 99.8 and slides 3 and 4 of Exhibit 99.9 discuss Ford Credit’s loss to receivables ratios on an “on-balance sheet” and a managed basis. The appendix (page 9 of 14) to Exhibit 99.8 and slides 3 and 4 of Exhibit 99.9 indicate that Ford Credit’s total on-balance sheet credit loss ratio was 1.52% (including credit losses on reacquired receivables) and was 1.40% (excluding credit losses on reacquired receivables) in the third quarter of 2003. Slide 4 of Exhibit 99.9 indicates that Ford Credit’s on-balance sheet credit loss ratio for its U.S. retail and lease segment was 1.80% (including credit losses on reacquired receivables) and was 1.59% (excluding credit losses on reacquired receivables) for the same period. A loss-to-receivables ratio equals net credit losses divided by the average amount of net receivables outstanding for the period. The receivables that were reacquired in the second quarter of 2003 are those of FCAR Owner Trust (“FCAR”), an entity integral to a Ford Credit asset-backed commercial paper program. FCAR was consolidated for financial statement purposes with Ford Credit in the second quarter of 2003. The financial measure that is most directly comparable to these loss-to-receivables ratios and that is calculated and presented in accordance with GAAP is the on-balance sheet credit loss ratio excluding losses on the reacquired FCAR receivables, which GAAP-based ratio is disclosed in a footnote to the slides referred to above. We believe that the use of the non-GAAP on-balance sheet credit loss ratio is useful to our investors because it provides a more complete representation of our actual on-balance sheet credit loss experience.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

FORD MOTOR COMPANY

(Registrant)

Date: October 16, 2003	By:	/s/Kathryn S. Lamping

Kathryn S. Lamping
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News Release dated October 16, 2003

Exhibit 99.2	Sector Statement of Income

Exhibit 99.3	Consolidated Statement of Income

Exhibit 99.4	Sector Balance Sheet

Exhibit 99.5	Consolidated Balance Sheet

Exhibit 99.6	Condensed Sector Statement of Cash Flows

Exhibit 99.7	Condensed Consolidated Statement of Cash Flows

Exhibit 99.8	Investor Presentation

Exhibit 99.9	Fixed Income Presentation

Exhibit 99.1

NEWS

Contact:	Media:	Investment Community:	Shareholder Inquiries:	Media Information Center:
	Becky Bach	Anne Bork	1.800.555.5259 or	1.800.665.1515 or
	1.313.594.4410	1.313.323.8221	1.313.845.8540	1.313.621.0504
	bbach1@ford.com	fordir@ford.com	stockinfo@ford.com	media@ford.com

IMMEDIATE RELEASE

FORD ANNOUNCES THIRD-QUARTER FINANCIAL RESULTS

•	Net loss of $25 million, or 1 cent per share.

•	Earnings from continuing operations of 15 cents per share, excluding special items.

•	Cash position remains strong at $26.9 billion.

•	Increases full-year earnings guidance to $0.95 to $1.05 per share from continuing operations, excluding special items; reconfirms commitment to automotive pre-tax breakeven.

DEARBORN, Mich., Oct. 16 — Ford Motor Company [NYSE: F] today reported a net loss of $25 million, or 1 cent per share, for the third quarter of 2003. This compares with a net loss of $326 million, or 18 cents per share, in the third quarter of 2002.

The 2003 third-quarter net income includes the effects of adopting a new accounting standard (Financial Interpretation 46), which revises U.S. GAAP consolidation requirements, resulting in a change in accounting treatment of several entities. The adoption of the standard reduced third-quarter net income by $264 million, or 14 cents per share.

Earnings from continuing operations, before the cumulative effect of the change in accounting principles related to FIN 46, were $237 million, or 13 cents per share, compared with a loss of $244 million, or 14 cents per share, in the third quarter of 2002.

Go to http://media.ford.com for news releases and high-resolution photographs.

2

Ford recently announced restructuring actions related to Ford Europe that include personnel reductions in the United Kingdom, Germany and a shift removal in Genk, Belgium. The company incurred a charge of $56 million for a portion of these actions in the third quarter of 2003. Charges of between $550 million and $600 million for the balance of these actions are expected to be incurred, primarily in the fourth quarter of 2003.

Excluding the $56 million third-quarter charge, Ford’s third-quarter earnings from continuing operations were 15 cents per share. This result exceeds the First Call consensus estimate of analysts, which projected a loss of 11 cents per share.

Ford’s third-quarter 2003 total revenue declined to $36.9 billion from $39.3 billion in the year-ago period, primarily reflecting lower vehicle unit sales.

“We continue to make significant progress on cutting costs, building relationships and launching great products,” said Bill Ford, chairman and chief executive officer. “Our successful UAW negotiations, coupled with sales records set in September by F-Series and Volvo in the U.S. and Jaguar worldwide, make it clear that Ford Motor Company is moving in the right direction. During the next year alone, we will launch 40 new products across all of our vehicle brands to consumers worldwide.”

AUTOMOTIVE SECTOR

On a pre-tax basis, Ford’s worldwide automotive sector reported a loss of $609 million during the third quarter of 2003, compared with a loss of $618 million a year ago. Excluding the $56 million restructuring charge in Ford Europe, third-quarter results were a loss of $553 million.

Worldwide automotive revenue for the third quarter declined 6.5 percent, or $2.1 billion, to $30.3 billion during the third quarter of 2003. Worldwide vehicle-unit sales in the quarter were 1,410,000, down from 1,656,000 units in the 2002 third quarter.

Go to http://media.ford.com for news releases and high-resolution photographs.

3

Automotive cash, marketable securities, loaned securities and Voluntary Employee Beneficiary Association (VEBA) assets on Sept. 30 were $26.9 billion, down from $28.7 billion at the end of the second quarter, and up from $25.3 billion at the end of 2002.

NORTH AMERICA AUTOMOTIVE

North America Automotive reported a loss of $116 million on a pre-tax basis, compared with a pre-tax profit of $591 million in the third quarter of 2002. The decline primarily reflects lower market share and a planned reduction in dealer stocks, related primarily to the F-150, Freestar and Monterey changeovers. Favorable cost performance and product mix were partial offsets.

North America Automotive revenue in the third quarter was $17.9 billion, down from $21.3 billion in the 2002 third quarter, primarily reflecting lower sales volume, partially offset by improved product mix.

INTERNATIONAL AUTOMOTIVE

The 2003 third-quarter pre-tax loss for International Automotive was $494 million, compared with a loss of $714 million for the year-ago period.

Ford Europe: Ford Europe incurred a pre-tax loss of $452 million in the third quarter, compared with a pre-tax loss of $246 million during the 2002 period. The decline primarily reflects a planned reduction in dealer stocks; unfavorable net pricing, product mix and exchange rates; and the restructuring charge of $56 million discussed above, partially offset by cost improvements. Ford Europe’s revenue in the third quarter was $4.7 billion, compared with $4.4 billion during the third quarter of 2002.

Ford South America: The pre-tax loss for Ford South America narrowed to $26 million during the third quarter from a loss of $243 million during the year-ago period, primarily reflecting favorable exchange rates as well as improved net pricing and market share. Third-quarter revenue in South America rose to $500 million, compared with $400 million in the third quarter of 2002.

Go to http://media.ford.com for news releases and high-resolution photographs.

4

Ford Asia-Pacific: During the third quarter of 2003, Ford Asia-Pacific reported a pre-tax profit of $1 million, compared with a pre-tax loss of $49 million in the same period last year. The improvement reflected higher industry volumes and market share as well as favorable exchange rates, partially offset by higher development costs for new products. Revenue rose to $1.6 billion, compared with $1.1 billion during the third quarter of 2002.

Premier Automotive Group (PAG): PAG reported a pre-tax loss of $22 million for the third quarter, compared with a pre-tax loss of $160 million for the third quarter of 2002. PAG’s improvement reflected favorable vehicle mix and lower costs, partially offset by unfavorable exchange rates. Third-quarter revenue for PAG was $5.6 billion, compared with $4.9 billion a year ago.

FORD CREDIT

Ford Motor Credit Company reported record net income of $504 million for the third quarter of 2003, up $210 million from earnings of $294 million in the same period a year earlier. On a pre-tax basis, Ford Credit earned $809 million in the third quarter of 2003 compared with $460 million in the third quarter of 2002. The increase in earnings primarily reflected a lower provision for credit losses, the favorable impact of the interest rate environment on borrowing costs, and the favorable market valuation of derivative instruments.

HERTZ

Hertz reported pre-tax earnings of $186 million in the third quarter, compared with $160 million during the same period a year ago. The result is attributable to strong cost performance and higher rental volumes, partially offset by lower pricing.

OUTLOOK

“Despite increasing competitive pressures in the U.S. and Europe, we remain committed to achieving at least automotive pre-tax breakeven, excluding special items. This commitment reflects continued progress in reducing costs and the growing acceptance of our new products,” said Don Leclair, chief financial officer.

Go to http://media.ford.com for news releases and high-resolution photographs.

5

Based on continued strong performance in the financial services group, Ford is revising its full-year earnings guidance from $0.70 per share to $0.95 to $1.05 per share, based on income from continuing operations, excluding special items.

Investors and media can hear a review of third-quarter results by Don Leclair via conference call at 800-901-5218 (617-786-4511 for international dial-in) or on the Internet at http://www.shareholder.ford.com. Supporting presentation material will be available at the same Internet address. The presentation will begin at 9:00 a.m. EDT, Oct. 16.

Ford Motor Company, headquartered in Dearborn, Mich., is the world’s second largest automaker, with approximately 335,000 employees in 200 markets on six continents. Its automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Credit, Quality Care and Hertz. Ford Motor Company celebrated its 100th anniversary on June 16, 2003.

- # # # -

Statements included or incorporated by reference herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors;

•	a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors;

•	lower-than-anticipated market acceptance of new or existing products;

•	work stoppages at key Ford or supplier facilities or other interruptions of supplies;

•	the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;

•	increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;

•	unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;

•	worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements);

•	currency or commodity price fluctuations;

•	a market shift from truck sales in the U.S.;

•	economic difficulties in South America or Asia;

•	reduced availability of or higher prices for fuel;

•	labor or other constraints on our ability to restructure our business;

•	a change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts;

•	a further credit rating downgrade;

•	inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;

•	higher-than-expected credit losses;

•	lower-than-anticipated residual values for leased vehicles;

•	increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, act of war or measures taken by governments in response thereto that negatively affect the travel industry; and

•	our inability to implement the Revitalization Plan.

Go to http://media.ford.com for news releases and high-resolution photographs.

Exhibit 99.2

Ford Motor Company and Subsidiaries
SECTOR STATEMENT OF INCOME
For the Periods Ended September 30, 2003 and 2002
(in millions, except per share amounts)

	Third Quarter		Nine Months

	2003	2002	2003	2002

	(unaudited)		(unaudited)
AUTOMOTIVE
Sales	$30,337	$32,396	$98,719	$99,764
Costs and expenses
Cost of sales	28,437	30,568	91,205	92,736
Selling, administrative and other expenses	2,536	2,467	7,321	7,140

Total costs and expenses	30,973	33,035	98,526	99,876

Operating income/(loss)	(636)	(639)	193	(112)

Interest income	445	378	727	661
Interest expense	373	340	915	1,037

Net interest income/(expense)	72	38	(188)	(376)
Equity in net income/(loss) of affiliated companies	(45)	(17)	48	(97)

Income/(loss) before income taxes — Automotive	(609)	(618)	53	(585)
FINANCIAL SERVICES
Revenues	6,551	6,942	19,727	21,242
Costs and expenses
Interest expense	1,552	1,868	4,794	5,741
Depreciation	2,095	2,530	6,939	7,631
Operating and other expenses	1,342	1,180	3,767	3,832
Provision for credit and insurance losses	530	792	1,802	2,523

Total costs and expenses	5,519	6,370	17,302	19,727

Income/(loss) before income taxes — Financial Services	1,032	572	2,425	1,515

TOTAL COMPANY
Income/(loss) before income taxes	423	(46)	2,478	930
Provision for/(benefit from) income taxes	141	81	672	350

Income/(loss) before minority interests	282	(127)	1,806	580
Minority interests in net income/(loss) of subsidiaries	45	117	245	285

Income/(loss) from continuing operations	237	(244)	1,561	295
Income/(loss) from discontinued/held-for-sale operations	2	(27)	(4)	(48)
Loss on disposal of discontinued/held-for-sale operations	—	(55)	(5)	(95)
Cumulative effect of change in accounting principle	(264)	—	(264)	(1,002)

Net income/(loss)	$(25)	$(326)	$1,288	$(850)

Income/(loss) attributable to Common and Class B Stock after Preferred Stock dividends	$(25)	$(330)	$1,288	$(861)
Average number of shares of Common and Class B Stock outstanding	1,831	1,822	1,832	1,814
AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.13	$(0.14)	$0.85	$0.16
Income/(loss) from discontinued/held-for-sale operations	—	(0.01)	—	(0.03)
Loss on disposal of discontinued/held-for-sale operations	—	(0.03)	—	(0.05)
Cumulative effect of change in accounting principle	(0.14)	—	(0.15)	(0.55)

Net income/(loss)	$(0.01)	$(0.18)	$0.70	$(0.47)

Diluted income/(loss)
Income/(loss) from continuing operations	$0.13	$(0.14)	$0.81	$0.16
Income/(loss) from discontinued/held-for-sale operations	—	(0.01)	—	(0.03)
Loss on disposal of discontinued/held-for-sale operations	—	(0.03)	—	(0.05)
Cumulative effect of change in accounting principle	(0.14)	—	(0.13)	(0.55)

Net income/(loss)	$(0.01)	$(0.18)	$0.68	$(0.47)

Cash dividends	$0.10	$0.10	$0.30	$0.30

Exhibit 99.3

Ford Motor Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended September 30, 2003 and 2002
(in millions, except per share amounts)

	Third Quarter		Nine Months

	2003	2002	2003	2002

	(unaudited)		(unaudited)
Sales and revenues
Automotive sales	$30,337	$32,396	$98,719	$99,764
Financial Services revenue	6,551	6,942	19,727	21,242

Total sales and revenues	36,888	39,338	118,446	121,006
Automotive interest income	445	378	727	661
Costs and expenses
Cost of sales	28,437	30,568	91,205	92,736
Selling, administrative and other expenses	5,973	6,177	18,027	18,603
Interest expense	1,925	2,208	5,709	6,778
Provision for credit and insurance losses	530	792	1,802	2,523

Total costs and expenses	36,865	39,745	116,743	120,640
Automotive equity in net income/(loss) of affiliated companies	(45)	(17)	48	(97)

Income/(loss) before income taxes	423	(46)	2,478	930
Provision for/(benefit from) income taxes	141	81	672	350

Income/(loss) before minority interests	282	(127)	1,806	580
Minority interests in net income/(loss) of subsidiaries	45	117	245	285

Income/(loss) from continuing operations	237	(244)	1,561	295
Income/(loss) from discontinued/held-for-sale operations	2	(27)	(4)	(48)
Loss on disposal of discontinued/held-for-sale operations	—	(55)	(5)	(95)
Cumulative effect of change in accounting principle	(264)	—	(264)	(1,002)

Net income/(loss)	$(25)	$(326)	$1,288	$(850)

Income/(loss) attributable to Common and Class B Stock after Preferred Stock dividends	$(25)	$(330)	$1,288	$(861)
Average number of shares of Common and Class B Stock outstanding	1,831	1,822	1,832	1,814
AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.13	$(0.14)	$0.85	$0.16
Income/(loss) from discontinued/held-for-sale operations	—	(0.01)	—	(0.03)
Loss on disposal of discontinued/held-for-sale operations	—	(0.03)	—	(0.05)
Cumulative effect of change in accounting principle	(0.14)	—	(0.15)	(0.55)

Net income/(loss)	$(0.01)	$(0.18)	$0.70	$(0.47)

Diluted income/(loss)
Income/(loss) from continuing operations	$0.13	$(0.14)	$0.81	$0.16
Income/(loss) from discontinued/held-for-sale operations	—	(0.01)	—	(0.03)
Loss on disposal of discontinued/held-for-sale operations	—	(0.03)	—	(0.05)
Cumulative effect of change in accounting principle	(0.14)	—	(0.13)	(0.55)

Net income/(loss)	$(0.01)	$(0.18)	$0.68	$(0.47)

Cash dividends	$0.10	$0.10	$0.30	$0.30

Exhibit 99.4

Ford Motor Company and Subsidiaries
SECTOR BALANCE SHEET
(in millions)

	September 30,	December 31,
	2003	2002

	(unaudited)
ASSETS
Automotive
Cash and cash equivalents	$6,817	$5,180
Marketable securities	12,226	17,464
Loaned securities	6,942	—

Total cash, marketable and loaned securities	25,985	22,644
Receivables, net	2,755	2,065
Inventories	10,085	6,980
Deferred income taxes	3,358	3,462
Other current assets	5,514	4,551
Current receivable from Financial Services	637	1,062

Total current assets	48,334	40,764
Equity in net assets of affiliated companies	1,858	2,470
Net property	40,471	36,364
Deferred income taxes	11,039	11,694
Goodwill	5,212	4,805
Other intangible assets	837	812
Assets of discontinued/held-for-sale operations	—	98
Other assets	11,408	10,783

Total Automotive assets	119,159	107,790
Financial Services
Cash and cash equivalents	21,070	7,070
Investments in securities	1,323	807
Finance receivables, net	109,173	97,030
Net investment in operating leases	33,761	40,055
Retained interest in sold receivables	10,203	17,618
Goodwill	763	752
Other intangible assets	241	248
Assets of discontinued/held-for-sale operations	—	2,406
Other assets	15,272	16,643
Receivable from Automotive	3,947	4,803

Total Financial Services assets	195,753	187,432

Total assets	$314,912	$295,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Automotive
Trade payables	$15,797	$14,606
Other payables	2,710	2,485
Accrued liabilities	31,348	27,644
Debt payable within one year	976	557

Total current liabilities	50,831	45,292
Senior debt	14,149	13,607
Subordinated debt	5,843	—

Total long-term debt	19,992	13,607
Other liabilities	48,849	46,886
Deferred income taxes	338	303
Liabilities of discontinued/held-for-sale operations	24	138
Payable to Financial Services	3,947	4,803

Total Automotive liabilities	123,981	111,029
Financial Services
Payables	2,235	1,890
Debt	159,268	148,058
Deferred income taxes	11,521	11,644
Other liabilities and deferred income	8,491	9,448
Liabilities of discontinued/held-for-sale operations	—	831
Payable to Automotive	637	1,062

Total Financial Services liabilities	182,152	172,933
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures of the Company	—	5,670
Minority interests	589	—
Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,432	5,420
Accumulated other comprehensive income/(loss)	(4,756)	(6,531)
Treasury stock	(1,903)	(1,977)
Earnings retained for use in business	9,398	8,659

Total stockholders’ equity	8,190	5,590

Total liabilities and stockholders’ equity	$314,912	$295,222

Exhibit 99.5

Ford Motor Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(in millions)

	September 30,	December 31,
	2003	2002

	(unaudited)
ASSETS
Cash and cash equivalents	$27,887	$12,250
Marketable securities	13,549	18,271
Loaned securities	6,942	—
Receivables, net	2,755	2,065
Finance receivables, net	109,173	97,030
Net investment in operating leases	33,761	40,055
Retained interest in sold receivables	10,203	17,618
Inventories	10,085	6,980
Equity in net assets of affiliated companies	2,877	3,569
Net property	42,077	37,935
Deferred income taxes	14,397	15,213
Goodwill	5,975	5,557
Other intangible assets	1,078	1,060
Assets of discontinued/held-for-sale operations	—	2,504
Other assets	29,569	29,250

Total assets	$310,328	$289,357

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables	$20,742	$18,981
Accrued liabilities	29,113	25,088
Debt	180,236	162,222
Other liabilities and deferred income	56,922	56,276
Deferred income taxes	14,512	14,561
Liabilities of discontinued/held-for-sale operations	24	969

Total liabilities	301,549	278,097
Minority interests	589	—
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures of the Company	—	5,670
Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,432	5,420
Accumulated other comprehensive income/(loss)	(4,756)	(6,531)
Treasury stock	(1,903)	(1,977)
Earnings retained for use in business	9,398	8,659

Total stockholders’ equity	8,190	5,590

Total liabilities and stockholders’ equity	$310,328	$289,357

Exhibit 99.6

Ford Motor Company and Subsidiaries
CONDENSED SECTOR STATEMENT OF CASH FLOWS
For the Periods Ended September 30, 2003 and 2002
(in millions)

	Nine Months 2003		Nine Months 2002

		Financial		Financial
	Automotive	Services	Automotive	Services

	(unaudited)		(unaudited)
Cash and cash equivalents at January 1	$5,180	$7,070	$4,064	$3,133

Cash flows from operating activities before securities trading	4,875	13,318	10,877	11,457
Net sales/(purchases) of trading securities	1,516	(166)	(4,698)	(53)

Net cash flows from operating activities	6,391	13,152	6,179	11,404
Cash flows from investing activities
Capital expenditures	(5,568)	(271)	(4,632)	(452)
Acquisitions of receivables and lease investments	—	(42,305)	—	(60,461)
Collections of receivables and lease investments	—	33,921	—	38,204
Net acquisitions of daily rental vehicles	—	(1,487)	—	(1,658)
Purchases of securities	(7,356)	(490)	(1,460)	(423)
Sales and maturities of securities	4,136	589	1,232	390
Proceeds from sales of receivables and lease investments	—	15,781	—	28,237
Proceeds from sale of businesses	77	204	—	—
Repayment of debt from discontinued operations	—	1,421	—	—
Net investing activity with Financial Services	2,975	—	409	—
Cash paid for acquisitions	—	—	(22)	—
Cash recognized on consolidation of joint ventures	256	—	—	—
Other	696	20	(72)	690

Net cash (used in)/provided by investing activities	(4,784)	7,383	(4,545)	4,527
Cash flows from financing activities
Cash dividends	(549)	—	(555)	—
Net sales/(purchases) of Common Stock	(43)	—	196	—
Proceeds from mandatorily redeemable convertible preferred securities	—	—	4,900	—
Changes in short-term debt	(179)	3,405	(123)	(13,332)
Proceeds from issuance of other debt	883	16,338	281	13,991
Principal payments on other debt	(689)	(23,173)	(736)	(13,193)
Net financing activity with Automotive	—	(2,975)	—	(409)
Other	(6)	9	(20)	60

Net cash (used in)/provided by financing activities	(583)	(6,396)	3,943	(12,883)
Effect of exchange rate changes on cash	188	286	(14)	207
Net transactions with Automotive/Financial Services	425	(425)	(966)	966

Net increase/(decrease) in cash and cash equivalents	1,637	14,000	4,597	4,221

Cash and cash equivalents at September 30	$6,817	$21,070	$8,661	$7,354

Exhibit 99.7

Ford Motor Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Periods Ended September 30, 2003 and 2002
(in millions)

	Nine Months

	2003	2002

	(unaudited)
Cash and cash equivalents at January 1	$12,250	$7,197

Cash flows from operating activities before securities trading	18,193	22,334
Net sales/(purchases) of trading securities	1,350	(4,751)

Net cash flows from operating activities	19,543	17,583
Cash flows from investing activities
Capital expenditures	(5,839)	(5,084)
Acquisitions of receivables and lease investments	(42,305)	(60,461)
Collections of receivables and lease investments	33,921	38,204
Net acquisitions of daily rental vehicles	(1,487)	(1,658)
Purchases of securities	(7,846)	(1,883)
Sales and maturities of securities	4,725	1,622
Proceeds from sales of receivables and lease investments	15,781	28,237
Proceeds from sale of businesses	281	—
Repayment of debt from discontinued operations	1,421	—
Cash paid for acquisitions	—	(22)
Cash recognized on consolidation of joint ventures	256	—
Other	716	618

Net cash (used in)/provided by investing activities	(376)	(427)
Cash flows from financing activities
Cash dividends	(549)	(555)
Net sales/(purchases) of Common Stock	(43)	196
Proceeds from mandatorily redeemable convertible preferred securities	—	4,900
Changes in short-term debt	3,226	(13,455)
Proceeds from issuance of other debt	17,221	14,272
Principal payments on other debt	(23,862)	(13,929)
Other	3	40

Net cash (used in)/provided by financing activities	(4,004)	(8,531)
Effect of exchange rate changes on cash	474	193

Net increase/(decrease) in cash and cash equivalents	15,637	8,818

Cash and cash equivalents at September 30	$27,887	$16,015

EXHIBIT 99.8

THIRD QUARTER 2003 EARNINGS REVIEW OCTOBER 16, 2003

THIRD QUARTER 2003 SUMMARY Earnings per share of $0.15 from continuing operations excluding special items -- $(0.01) from net income Compared with guidance, earnings improvement reflected: Strong cost performance Record Ford Credit results International Operations showed continued improvement since a year ago Additional restructuring actions in Europe announced Introduced new Ford C-Max North America Introduced new Ford F-150 Pickup, Ford Freestar and Mercury Monterey Minivans Continued strong revenue per unit performance Successful completion of new UAW agreement Strong automotive cash position maintained at $26.9 billion SLIDE1

Earnings Per Share Net Income $(0.01) $0.17 $0.68 $1.15 Continuing Opns. - Excl. Special Items 0.15 -- 0.83 -- Net Income (Mils.) $(25) $301 $1,288 $2,138 Continuing Opns. - Incl. Special Items 237 481 1,561 1,266 Pre-Tax Profit (Mils.) Incl. Special Items $423 $469 $2,478 $1,548 Excl. Special Items 479 -- 2,534 -- Revenue (Bils.) Total Sales and Revenue $36.9 $(2.5) $118.4 $(2.6) Automotive Sales 30.3 (2.1) 98.7 (1.0) Vehicle Unit Sales (000) 1,410 (246) 4,844 (341) Automotive Cash, Marketable and Loaned Securities and VEBA* Assets (Bils.) Gross** $26.9 $1.2 $26.9 $1.6 *** Net of Senior Debt 11.8 (0.1) 11.8 (0.1)*** Operating-Related Cash Flows Before Tax Refunds** (2.4) -- (0.1) -- THIRD QUARTER RESULTS 2003 B / (W) 2002 Third Quarter 2003 B / (W) 2002 Year to Date * Voluntary Employee Beneficiary Association (VEBA) Trust used to pre-fund certain employee benefit obligations ** See Slide 17 for calculation and Appendix (pages 13 and 14 of 14) for reconciliation to GAAP *** Compared with 12/31/2002 SLIDE 2

Consolidation of Joint Ventures $ 17 $ 0 Deconsolidation of Trust Preferred (95) 0 Securities Cumulative Effect of Change in N/A (264) Accounting Principle Total Effect of FIN46 Adoption $(78) $ (264) Memo: EPS Impact of Change in Accounting Principle $(0.14) Effect on Other Measures: Cash (Bils.) $ 0.3 Senior Debt (Bils.) (0.8) Cash Net of Senior Debt (Bils.) $ (0.5) Subordinated Debt (Bils.) $ (5.8) EFFECT OF ADOPTION OF FIN46 ON THIRD QUARTER AUTOMOTIVE RESULTS Pre-Tax Profit (Mils.) Net Income (Mils.) SLIDE 3

INCOME FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS COMPARED TO NET INCOME Memo: Auto. Pre-Tax Profit (Mils.) Earnings Per Share Memo: Auto. Pre-Tax Profit (Mils.) Third Quarter Year to Date Earnings Per Share Income from Continuing Operations Excluding Special Items $0.15 $(553) $0.83 $109 Special Items - European Restructuring (0.02) (56) (0.02) (56) Income from Continuing Operations $0.13 $(609) $0.81 $ 53 Cum. Effect of Change in Accounting Principle (0.14) (0.13) Discontinued Operations * (* ) Net Income $(0.01) $0.68 * Less than $0.01 SLIDE 4

TOTAL COMPANY THIRD QUARTER 2003 PROFIT / (LOSS) Memo: B / (W) 2002 $469 $9 $460 * Incl. Special Items W'wide Auto Fin Svcs 2Q 423 -609 1032 Total Automotive Financial Services $(609) Pre-Tax Profits by Sector (Mils.)* $1,032 $423 SLIDE 5

2003 THIRD QUARTER PRE-TAX PROFIT COMPARED WITH 2002 THIRD QUARTER 2002 2003 Volume Revenue Cost Other Fin Svcs. -0.619 -0.609 -1.2 -0.1 0.8 0.5 0.5 0.3 Automotive Pre-Tax Profit (Bils.)* $(0.1) $(1.2) 2002 3rd Qtr. Net Pricing Cost Performance $0.8 Volume / Mix $(0.6) Other $0.5 2003 3rd Qtr. * Incl. Special Items $(0.6) SLIDE 6

AUTOMOTIVE SECTOR THIRD QUARTER 2003 PROFIT / (LOSS) w'wide n. a. intl other 1995 MARKET PROFITS -609 -116 -494 1 Worldwide $(609) Pre-Tax Profits by Segment (Mils.)* $(116) $(494) North America International Other Automotive Memo: B / (W) 2002 $9 $(707) $220 $496 * Incl. Special Items $1 SLIDE 7

AUTOMOTIVE SECTOR -- NORTH AMERICA SEGMENT THIRD QUARTER KEY METRICS -- 2003 vs. 2002 2002 2003 Revenue 21.3 17.9 2003 2002 $17.9 $21.3 Revenue (Bils.) 2002 2003 Vehicle Unit Sales 998 783 2003 2002 783 998 Vehicle Unit Sales (000) 2002 2003 PBT 591 -116 $591 2003 2002 Pre-Tax Profit (Mils.) $(116) Memo: Mkt. Share 20.1% 18.6% SLIDE 8

NORTH AMERICA -- REVENUE CONTINUES TO IMPROVE 2002 2003 2002 2003 Ford 21322 22252 20915 21660 Disciplined Focus on Incentives Planned Reduction in Daily Rental Units Discontinued Low-Margin Vehicles Strong F-Series and SUV Sales New Options and Features 2002 2003 2002 2003 Drivers Third Quarter First Nine Months $930 $700 * Excluding the effect of FIN46 Revenue* (Per Unit) SLIDE 9

AUTOMOTIVE SECTOR -- INTERNATIONAL SEGMENT THIRD QUARTER 2003 PROFIT / (LOSS) int'l europe s.a. ap pag other PBT -494 -452 -26 1 -22 5 International $(494) Pre-Tax Profits by Operation (Mils.)* $(452) $(22) Europe Asia Pacific South America Other $1 $(26) Memo: B / (W) 2002 $220 $(206) $217 $50 $138 $21 * Incl. Special Items $5 P.A.G. SLIDE 10

AUTOMOTIVE SECTOR - INTERNATIONAL SEGMENT - EUROPE THIRD QUARTER KEY METRICS -- 2003 vs. 2002 1st Qtr 2nd Qtr East 4.4 4.7 2003 2002 $4.7 $4.4 Revenue (Bils.) 2002 2003 East 341 313 2003 2002 313 341 Vehicle Unit Sales (000) 1st Qtr 2nd Qtr East -246 -396 -452 $(246) $(452) 2003 (Excl. Special Items) 2002 Pre-Tax Profit (Mils.) $(396) 2003 (Incl. Special Items) Memo: Mkt. Share 8.6% 8.6% SLIDE 11

EUROPE RESTRUCTURING ACTIONS Third Quarter 2003 U.K. Salaried Personnel Reductions 500 $(56) Fourth Quarter 2003 and First Half 2004 Removal of 3rd Shift at Genk Germany Salaried Personnel Reductions 6,200 (550) - (600) Other Manufacturing Efficiencies Total Restructuring Actions 6,700 $(600) - $(650) Personnel Reductions Pre-Tax Charge (Mils.) SLIDE 12

TREND OF 2003 RESULTS FOR FORD EUROPE Pre-Tax Profit (Mils.) $(249) $(525) $(396) $(1,150) - $(1,200) Vehicle Unit Sales (000) 391 409 313 1,550 - 1,570 First Quarter * Excluding Special Items Third Quarter improved from Second Quarter, despite lower volume Restructuring and ongoing business improvements will yield much better results in 2004 2004 financial outlook to be provided in January 2004 Projected Full Year* Second Quarter Third Quarter* SLIDE 13

FULL YEAR AUTOMOTIVE COST PERFORMANCE FORECAST AT $3+ BILLION Quality Mfg. Eng Overhead Net Product D&A Pension East 1.6 1.2 1.2 0.3 -0.2 -1.1 West 0.2 $0.3 $1.6 $(1.1) $(0.2) $1.2 $1.2 Projected 2003 Costs B / (W) 2002 (Bils.)* Net Product Costs Quality Related Pension / Healthcare Deprec./ Amort. Mfg. / Engrg. Overhead * At constant volume, mix, and exchange SLIDE 14

FINANCIAL SERVICES SECTOR THIRD QUARTER 2003 PROFIT / (LOSS) Memo: B / (W) 2002 $460 $349 $26 $85 Pre-Tax Profits by Segment (Mils.) Total Ford Cred Hert Other 1995 MARKET PROFITS 943 734 180 29 Total Hertz Other Financial Services $809 $186 $1,032 $37 Ford Credit SLIDE 15

FINANCIAL SERVICES SECTOR - FORD CREDIT THIRD QUARTER RESULTS Record Third Quarter Pre-tax Profits -- $809 million Improvement in earnings primarily reflects: Lower provision for credit losses Favorable impact of the interest rate environment on borrowing costs Favorable market valuation of derivative instruments Paid $1 billion dividend SLIDE 16

2003 THIRD QUARTER AUTOMOTIVE CASH* Cash, Marketable and Loaned Securities, and VEBA Assets September 30, 2003 $26.9 $26.9 June 30, 2003 / December 31, 2002 28.7 25.3 Change in Gross Cash $(1.8) $ 1.6 Operating Related Cash Flows Automotive Pre-Tax Profits $(0.6) $ 0.1 Capital Spending (2.2) (5.6) Depreciation and Amortization 1.3 4.0 Changes in Receivables, Inventory, and Trade Payables (0.9) (1.4) U.S. Pension Contribution 0 (1.0) Capital Transactions with Financial Services Sector 1.2 2.8 Other -- Primarily Taxes, Expense and Payment Timing Differences (1.2) 1.0 Total Operating Related Before Tax Refunds $(2.4) $(0.1) Tax Refunds 0.6 1.4 Total Operating Related Cash Flows $(1.8) $ 1.3 Divestitures and Acquisitions Divestitures and Asset Sales 0.1 0.5 Capital Calls and Acquisitions 0 0 Financing Related Cash Flows Dividends to Shareholders (0.2) (0.5) All Other Financing -- Primarily Increase in Automotive Debt (0.2) 0 Cash from FIN46 Consolidations 0.3 0.3 Change in Gross Cash $(1.8) $ 1.6 * See Appendix (pages 13 and 14 of 14) for reconciliation to GAAP 3rd Qtr. (Bils.) YTD (Bils.) SLIDE 17

2003 FULL YEAR MILESTONES Planning Assumptions Industry Volume -- U.S. 16.5 million units 17.0 16.9 -- Europe 17.0 million units 16.8 16.8 Net Pricing* -- U.S. (Ford / LM) Zero Less than zero (0.9)% -- Europe (Ford) 1% (1) - (2)% (1.9)% Physicals Market Share Improve in all regions Mixed Mixed Quality Improve in all regions On Track Improved Automotive Cost Performance* Improve by at least $500 million $3+ Bils. $2.7 Bils. Capital Spending $8 billion On Track $5.6 Bils. Financial Results Automotive Income Before Taxes Breakeven (Excl. Special Items) On Track $0.1 Bils. Operating Related Cash Flow** Breakeven On Track $(0.1) Bils. Ford Credit - Improve cash contribution to Parent On Track $2.9 Bils. - Maintain managed leverage in low On Track 12.7:1 end of 13-14 to 1 range*** 2003 Milestone * Calculated at constant volume, mix, and exchange ** Excluding tax refunds; see Appendix (pages 13 and 14 of 14) for reconciliation *** See Appendix (pages 10, 11, and 12 of 14) for calculation, definitions and reconciliation Full Year Outlook Base YTD SLIDE 18

OUTLOOK FOR THE FOURTH QUARTER Fourth Quarter production mixed compared with year ago 920,000 units in North America, down 31,000 units 430,000 units in Europe, down 20,000 units 195,000 units at P.A.G., up 25,000 units High incentive spending likely to continue in U.S. and Europe Full year cost improvement of $3+ billion Implementing restructuring actions in Europe Financial Services Fourth Quarter outlook Ford Credit continued strong earnings Seasonal decline in profits at Hertz Full Year Outlook Excluding Special Items Automotive PBT > Breakeven EPS from Continuing Operations $0.95 - $1.05 SLIDE 19

SAFE HARBOR Greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors; A significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors; Lower-than-anticipated market acceptance of new or existing products; Work stoppages at key Ford or supplier facilities or other interruptions of supplies; The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs; Increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise; Worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements); Currency or commodity price fluctuations; A market shift from truck sales in the U.S.; Economic difficulties in South America or Asia; Reduced availability of or higher prices for fuel; Labor or other constraints on our ability to restructure our business; A change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts; A further credit rating downgrade; Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts; Higher-than-expected credit losses; Lower-than-anticipated residual values for leased vehicles; Increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, act of war or measures taken by governments in response thereto that negatively affect the travel industry; and Our inability to implement the Revitalization Plan. Statements included or incorporated by reference herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: SLIDE 20

DEFINITION OF AUTOMOTIVE SEGMENTS North America* International Europe South America* Asia Pacific Premier Automotive Group (P.A.G.) Other Other Automotive Ford, Lincoln, and Mercury brands in U.S., Canada, and Mexico Ford Brand Ford Brand Ford Brand Jaguar, Land Rover, Volvo, and Aston Martin worldwide Includes Ford share of Mazda earnings Primarily net interest Appendix (Page 1 of 14) * Beginning Fourth Quarter 2003, S. America and N. America will be realigned into a new segment, consistent with recent organization changes

THIRD QUARTER AUTOMOTIVE SUMMARY Appendix (Page 2 of 14) North America 998 783 $21.3 $17.9 $ 591 $(116) International Europe 341 313 $ 4.4 $ 4.7 $(246) $(452) South America 52 55 0.4 0.5 (243) (26) Asia Pacific 77 96 1.1 1.6 (49) 1 P.A.G. 188 163 4.9 5.6 (160) (22) Other - - - - (16) 5 Total International 658 627 $10.8 $12.4 $(714) $(494) Other Automotive - - 0.3 - (495) 1 Total Automotive 1,656 1,410 $32.4 $30.3 $(618) $(609) 2002 (000) 2003 (000) 2002 (Bils.) 2003 (Bils.) 2002 (Mils.) 2003 (Mils.) Vehicle Unit Sales Revenue Pre-Tax Profits

YEAR-TO-DATE AUTOMOTIVE SUMMARY Appendix (Page 3 of 14) North America 3,148 2,791 $65.8 $60.8 $ 1,977 $ 1,565 International Europe 1,101 1,113 $13.4 $14.9 $ (532) $(1,226) South America 139 148 1.2 1.2 (526) (126) Asia Pacific 227 260 3.1 4.3 (141) (53) P.A.G. 570 532 15.3 17.5 (352) 56 Other - - - - (3) 91 Total International 2,037 2,053 $33.0 $37.9 $(1,554) $(1,258) Other Automotive - - 0.9 - (1,008) (254) Total Automotive 5,185 4,844 $99.7 $98.7 $ (585) $ 53 2002 (000) 2003 (000) 2002 (Bils.) 2003 (Bils.) 2002 (Mils.) 2003 (Mils.) Vehicle Unit Sales Revenue Pre-Tax Profits

2003 YEAR-TO-DATE MARKET RESULTS U.S. Industry (Mils.) 16.2 16.6 18.0 16.9 (0.2) Market Share (Pct.) - Ford and Lincoln Mercury 20.0% 19.3% 18.6% 19.3% (0.6) Pts. - Premier Automotive Group 1.2 1.3 1.3 1.3 0.1 Total U.S. Market Share 21.2% 20.6% 19.9% 20.6% (0.5) Pts. Net Pricing (Pct.)* 0.2% (2.7)% (0.3)% (0.9)% - Europe Industry (Mils.) 16.6 16.7 17.2 16.8 (0.3) Market Share (Pct.) - Ford 9.2% 8.7% 8.6% 8.8% 0.1 Pts. - Premier Automotive Group 2.1 2.1 2.1 2.1 (0.1) Total Europe Market Share 11.3% 10.8% 10.7% 10.9% 0 Pts. Net Pricing* (1.4)% (2.6)% (1.6)% (1.9)% - Other Regions Ford Brand Market Share (Pct.) - Brazil 10.5% 11.7% 12.1% 11.4% 2.0 Pts. - Australia 14.2 13.6 14.7 14.2 1.2 * Excludes P.A.G. brand vehicles; calculated at constant volume and exchange First Quarter Second Quarter Third Quarter Amount B / (W) 2002 Year To Date Appendix (Page 4 of 14)

PRODUCTION VOLUMES North America 786 (165) 920 (31) Europe 337 (20) 430 (20) P.A.G. 145 (9) 195 25 Units (000) Actual Appendix (Page 5 of 14) Third Quarter B / (W) 2002 (000) Units (000) Fourth Quarter Forecast B / (W) 2002 (000) 2003

RECONCILIATION OF NET PRICING TO CHANGE IN AUTOMOTIVE SALES Appendix (Page 6 of 14) Automotive Sales 2003 $17,876 $22,830 $4,670 $14,920 $60,789 $21,780 $14,889 $13,377 2002 21,258 21,322 4,378 12,839 65,818 20,915 13,397 12,168 2003 B / (W) $ (3,382) $ 1,508 $ 292 $ 2,081 $ (5,029) $ 865 $ 1,492 $ 1,209 Than 2002 Memo: Change in 7.1% 16.2% 4.1% 9.9 % Automotive Sales Explanation of Change (Pct.) Mix, Exchange, Other 4.7% 12.3% 4.2% 10.0 % Net Pricing (0.3) (1.6) (0.9) (1.9) Effect of FIN46 2.7 5.5 0.8 1.8 Total 7.1% 16.2% 4.1% 9.9 % North America (Mils.) (Per Unit) Third Quarter Europe (Per Unit) (Mils.) North America (Mils.) (Per Unit) Year to Date Europe (Per Unit) (Mils.)

2003 U.S. MARKET DATA Appendix (Page 7 of 14) Sales Mix (Ford / LM) Fleet Sales (Pct. of Total) 28% 27% 16% 24% 1 Pts. Red Carpet Lease (Pct. of Total) 7 5 4 5 (7) Red Carpet Lease (Pct. of Retail) 10 7 5 7 (8) Inventory Days' Supply (Ford / LM) Car 66 67 70 70 2 Truck 95 86 66 66 (2) Average 84 80 67 67 (1) First Quarter Third Quarter Amount Second Quarter B / (W) 2002 Year to Date

COSTS AND EXPENSES AUTOMOTIVE SECTOR Appendix (Page 8 of 14) Total Cost and Expenses $33,035 $30,973 $2,062 $99,876 $98,526 $1,350 Select Cost Items Included Above: Depreciation $ 645 $ 722 $ (77) $1,864 $2,059 $(195) Amortization 580 580 0 1,803 1,932 (129) Selling and Admin. 2,410 2,466 (56) 6,961 7,133 (172) Post-Retirement Expense 501 815 (314) 1,561 2,403 (842) 2002 (Mils.) 2003 (Mils.) 2003 B / (W) 2002 (Mils.) Third Quarter 2002 (Mils.) 2003 (Mils.) 2003 B / (W) 2002 (Mils.) Year to Date

Receivables (Bils.) On-Balance Sheet $136 $132 * Off-Balance Sheet 66 49 Managed $202 $181 Credit Losses (Mils.) On-Balance Sheet $591 $466 Managed 706 679 Loss-to-Receivables Ratio On-Balance Sheet 1.71% 1.52% Managed - U.S. Retail and Lease 1.51 1.86 - Worldwide Total 1.39 1.47 Allow. for Credit Losses - Worldwide Amount (Bils.) $3.2 $3.2 - Pct. Of EOP Receivables 2.33% 2.43 % Leverage (To 1)*** Financial Statement 10.3 12.0 Managed 12.9 12.7 * Includes receivables sold in certain securitizations; see Appendix (pages 10, 11, 12 of 14) ** Includes credit losses on reacquired receivables; 1.40% excluding credit losses on reacquired receivables *** See Appendix (pages 10, 11, 12 of 14) for calculation, definitions and reconciliation 2002 2003 Third Quarter Key Metrics Net Income (Mils.) $294 $504 ROE 8.5% 15.8% 2002 2003 East 459 809 $460 $809 Pre-Tax Profit (Mils.) 3rd Qtr. 2002 3rd Qtr. 2003 ** FORD CREDIT RESULTS AND METRICS Appendix (Page 9 of 14)

FORD CREDIT KEY METRIC DEFINITIONS Appendix (Page 10 of 14) In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below. Information about the impact of on-balance sheet securitization is also included below : Managed Receivables - receivables reported on Ford Credit's balance sheet and receivables Ford Credit sold in off-balance-sheet securitizations and continues to service Serviced-Only Receivables - receivables Ford Credit sold in whole-loan sale transactions where Ford Credit retained no interest but continues to service Serviced Receivables - includes managed receivables and serviced-only receivables Managed Credit Losses - credit losses associated with receivables reported on Ford Credit's balance sheet plus credit losses associated with receivables Ford Credit sold in off-balance sheet securitizations and continues to service Overborrowing - proceeds generated from funding transactions in excess of immediate funding needs Impact of On-Balance Sheet Securitization - retail installment receivables reported on Ford Credit's balance sheet include receivables sold for legal purposes to Ford Credit-sponsored special purpose entities in securitizations. These receivables are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Credit or the claims of Ford Credit's creditors. Debt reported on Ford Credit's balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the legal obligation of Ford Credit

FORD CREDIT RATIO DEFINITIONS Appendix (Page 11 of 14) In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below: Leverage: Total Debt - Financial Statement Leverage = Equity Total Debt Securitized Receivables Cash and Cash Equivalents SFAS No. 133 Adjustments on Total Debt Equity Minority Interest SFAS No. 133 Adjustment on Equity - Managed Leverage + - - - = + - Retained Interest in Securitized Receivables Credit Losses = + Losses on Reacquired Receivables Average Net Receivables Loss-to-Receivables Ratio

FORD CREDIT RECONCILIATIONS OF MANAGED LEVERAGE TO FINANCIAL STATEMENT LEVERAGE Sept. 30, 2002 (Bils.) Sept. 30, 2003 (Bils.) Leverage Calculation * Appendix (Page 12 of 14) Total Debt $140.3 $149.6 Total Securitized Receivables Outstanding 65.8 48.8 Retained Interest in Securitized Receivables (9.7) (10.2) Adjustments for Cash and Cash Equivalents (7.1) (20.3) Adjustments for SFAS 133 (6.0) (5.4) Adjusted Debt $183.3 $162.5 Total Stockholder's Equity (incl. minority interest) $13.7 $12.5 Adjustments for SFAS 133 0.5 0.3 Adjusted Equity $14.2 $12.8 Managed Leverage to 1** 12.9 12.7 Financial Statement Leverage = Total Debt / Equity 10.3 12.0 * Includes $9.2 billion of debt issued by FCAR which is payable solely out of collections of receivables underlying FCAR's assets and is not the obligation of Ford Credit ** Adjusted Debt / Adjusted Equity

AUTOMOTIVE GROSS CASH RECONCILIATION TO GAAP Cash and Cash Equivalents $ 5.2 $ 6.8 $ 1.6 * $ 8.7 Marketable Securities 17.4 12.2 (5.2) 16.1 Loaned Securities 0 7.0 7.0 0 Total Cash / Market. Sec. $22.6 $26.0 $ 3.4 $24.8 VEBA 2.7 0.9 (1.8) 0.9 Gross Cash $25.3 $26.9 $ 1.6 $25.7 * Automotive cash flow as shown in our sector statement of cash flows Dec. 31 2002 (Bils.) Sept. 30 2003 (Bils.) Sept. 30, 2003 B / (W) Dec 31, 2002 (Bils.) Appendix (Page 13 of 14) Memo: Sept. 30 2002 (Bils.) $1.2

AUTOMOTIVE OPERATING RELATED CASH FLOWS RECONCILIATION TO GAAP Cash Flows from Operating Activities before Securities $ 5.7 $(0.9) $ 4.9 Trading* Items Included in Operating-Related Cash Flows Capital Transactions with Financial Services Sector $ 1.7 $1.2 $ 2.8 Capital Expenditures (3.4) (2.2) (5.6) Net Transactions Between Automotive and (0.3) 0.7 0.4 Financial Services Sectors** Other, Primarily Exclusion of Inflow from VEBA Drawdown (0.6) (0.6) (1.2) Total Reconciling Items $(2.6) $(0.9) $(3.6) Operating Related Cash Flows $ 3.1 $(1.8) $ 1.3 * As shown in our sector statement of cash flows for Automotive ** Primarily payables and receivables between the sectors in the normal course of business, as shown in our sector statement of cash flows YTD (Bils.) Appendix (Page 14 of 14) 3rd Qtr. (Bils.) 1st Half. (Bils.) 2003

EXHIBIT 99.9

Earnings Per Share Net Income $(0.01) $0.17 $0.68 $1.15 Continuing Opns. - Excl. Special Items 0.15 -- 0.83 -- Net Income (Mils.) $(25) $301 $1,288 $2,138 Continuing Opns. - Incl. Special Items 237 481 1,561 1,266 Pre-Tax Profit (Mils.) Incl. Special Items $423 $469 $2,478 $1,548 Excl. Special Items 479 -- 2,534 -- Revenue (Bils.) Total Sales and Revenue $36.9 $(2.5) $118.4 $(2.6) Automotive Sales 30.3 (2.1) 98.7 (1.0) Vehicle Unit Sales (000) 1,410 (246) 4,844 (341) Automotive Cash, Marketable and Loaned Securities and VEBA* Assets (Bils.) Gross** $26.9 $1.2 $26.9 $1.6 *** Net of Senior Debt 11.8 (0.1) 11.8 (0.1)*** Operating-Related Cash Flows Before Tax Refunds** (2.4) -- (0.1) -- THIRD QUARTER RESULTS 2003 B / (W) 2002 Third Quarter 2003 B / (W) 2002 Year to Date * Voluntary Employee Beneficiary Association (VEBA) Trust used to pre-fund certain employee benefit obligations ** See Appendix for reconciliation to GAAP *** Compared with 12/31/2002 SLIDE 1

2003 FULL YEAR MILESTONES Planning Assumptions Industry Volume -- U.S. 16.5 million units 17.0 16.9 -- Europe 17.0 million units 16.8 16.8 Net Pricing* -- U.S. (Ford / LM) Zero Less than zero (0.9)% -- Europe (Ford) 1% (1) - (2)% (1.9)% Physicals Market Share Improve in all regions Mixed Mixed Quality Improve in all regions On Track Improved Automotive Cost Performance* Improve by at least $500 million $3+ Bils. $2.7 Bils. Capital Spending $8 billion On Track $5.6 Bils. Financial Results Automotive Income Before Taxes Breakeven (Excl. Special Items) On Track $0.1 Bils. Operating Related Cash Flow** Breakeven On Track $(0.1) Bils. Ford Credit - Improve cash contribution to Parent On Track $2.9 Bils. - Maintain managed leverage in low On Track 12.7:1 end of 13-14 to 1 range*** 2003 Milestone * Calculated at constant volume, mix, and exchange ** Excluding tax refunds; see Appendix for reconciliation *** See Appendix for calculation, definitions and reconciliation Full Year Outlook Base YTD SLIDE 2

FORD CREDIT RESULTS AND METRICS Receivables (Bils.) On-Balance Sheet $136 $132 * Off-Balance Sheet 66 49 Managed $202 $181 Credit Losses (Mils.) On-Balance Sheet $591 $466 Managed 706 679 Loss-to-Receivables Ratio On-Balance Sheet 1.71% 1.52% Managed - U.S. Retail and Lease 1.51 1.86 - Worldwide Total 1.39 1.47 Allow. for Credit Losses - Worldwide Amount (Bils.) $3.2 $3.2 - Pct. Of EOP Receivables 2.33% 2.43 % Leverage (To 1)*** Financial Statement 10.3 12.0 Managed 12.9 12.7 * Includes receivables sold in certain securitizations; see Appendix ** Includes credit losses on reacquired receivables; 1.40% excluding credit losses on reacquired receivables *** See Appendix for calculation, definitions and reconciliation 2002 2003 Third Quarter Key Metrics Net Income (Mils.) $294 $504 ROE 8.5% 15.8% 2002 2003 East 460 809 $460 $809 Pre-Tax Profit (Mils.) 3rd Qtr. 2002 3rd Qtr. 2003 ** SLIDE 3

Q3 Q4 Q1 Q2 Q3 Worldwide Managed 0.0139 0.0156 0.0142 0.0135 0.0147 Worldwide Owned 0.0171 0.0192 0.0161 0.015 0.0152 Managed Reserves as Pct. Of EOP Receivables 0.0177 0.019 0.0195 Q3 Q4 Q1 Q2 Q3 Ford Credit U.S. Managed LTR 0.0151 0.0187 0.0184 0.0172 0.0186 Ford Credit U.S. Owned 0.0188 0.0235 0.021 0.0182 0.018 Managed Reserves as Pct. Of EOP Receivables 0.0177 0.019 0.0195 CREDIT LOSS METRICS Managed Q3 Q4 Q1 Q2 Q3 Owned 591 639 493 452 466 Securitized 115 152 192 189 213 Worldwide Managed Credit Losses - Charge-Offs (Mils.) On-Balance Sheet Off-Balance Sheet $791 $685 Q3 Q4 Q1 Q2 2002 Q3 Q3 Q4 Q1 Q2 2002 Ford Credit U.S. Retail & Lease Loss-to-Receivables Ratio On-Balance Sheet Managed Worldwide Loss-to-Receivables Ratio On-Balance Sheet Q3 2003 Q3 Q4 Q1 Q2 Q3 2003 $706 $641 2002 2003 *Includes credit losses on reacquired receivables; 1.59% excluding losses on reacquired receivables $679 * SLIDE 4

Q3 Q4 Q1 Q2 Q3 Worldwide Owned 50 53 51 44 50 CREDIT LOSS DRIVERS - FORD CREDIT U.S. RETAIL & LEASE Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 NON-BANKRUPT 0.0048 0.0048 0.0043 0.0029 0.0038 0.0035 0.0043 0.0035 0.0039 Over-60-Day Delinquencies Q3 Q4 Q1 Q2 Repossessions (000) Q3 Q3 Q4 Q1 Q2 Q3 Worldwide Owned 7000 7500 7350 7300 6900 Q3 Q4 Q1 Q2 2002 Repossession Severity Q3 2003 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2001 2002 2003 Q3 2.81% 3.20% 3.18% 3.03% 3.57% 2002 2003 Repo. Ratio Memo: New Bankruptcy Filings (000) 23 23 31 30 29 28 28 29 27 Q3 Q4 Q1 Q2 Q3 Worldwide Owned 2.81 3.2 3.18 3.03 3.57 SLIDE 5

Q2 2002 Q3 2002 Q4 2002 Q1 2003 Q2 2003 RR 24-Month 0.76 0.75 0.79 0.76 0.72 RR 36-Month 0.59 0.64 0.73 0.72 0.69 RESIDUAL LOSS METRICS Auction values in the Third Quarter were up $800 and $300 per unit from the Second Quarter, respectively, on 24-month and 36-month contracts and were better than our expectation. Lease return rates to Ford Credit have trended down in recent quarters. Our net investment in operating leases is down about $9 billion (26%) from a year ago, reducing future residual loss exposure. Q2 2002 Q3 2002 Q4 2002 Q1 2003 Q2 2003 AV 24-Month 14100 13500 13500 13900 14700 AV 36-Month 12900 12150 12100 12100 12400 Ford Credit U.S. Auction Values (At Q3 2003 Mix) Ford Credit U.S. Lease Return Rates 36-Month 24-Month Q3 Q3 Q4 Q1 Q2 Q3 Q3 Q4 Q1 Q2 2002 2003 2003 2002 36-Month 24-Month Memo: Net Investment in Operating Leases (in billions) $33.5 $31.6 $29.0 $26.9 $24.8 SLIDE 6

PRESENT DEBT RATINGS - FORD & FORD CREDIT Agency Long- Term Outlook Short- Term Fitch BBB+ Negative F-2 Moody's Ford Motor Baa1 Negative N/A Ford Credit A3 Negative P-2 Standard & Poor's BBB Negative A-2 SLIDE 7

FORD CREDIT HAD A SUCCESSFUL FUNDING QUARTER Strong demand for unsecured debt $3 billion U.S. Institutional offering &128;2.5 billion in two transactions $1.2 billion of continuously-offered retail bonds C$500 million transaction in Canada Asset-backed demand continues to be strong $2.5 billion whole-loan sale (two buyers, settled early Oct.) $1.4 billion in structured financings ¥42 billion PRIMUS Japan securitization Overborrowing portfolio of $18.3 billion at September 30 STRATEGY IS TO FUND CONSERVATIVELY AND PRE-FUND DEBT MATURITIES SLIDE 8

2003 Equity 13 Term Debt/Other 126 Securitization 32 ABS CP 16 Commercial Paper 9 Overborr -15 FORD CREDIT FUNDING STRUCTURE 2001 2002 Q3 Equity 13 14 13 Term Debt/Other 131 125 130 Securitization 34 36 32 ABS CP 12 17 15 Commercial Paper 16 9 9 Overborrow -2 -5 -18 Equity Unsecured Commercial Paper Asset-Backed Commercial Paper $204 $198 $175-180 $16 $34 $12 $30-33 $131 $125 $125-128 $13 $14 $12-13 Year End 2001 Year End 2002 Year End 2003 Forecast $17 $36 Funding of Managed Receivables (Billions) Securitized Receivables as Percentage of Managed Receivables 23% 27% 26% 25% - 30% *See the Appendix for additional information Sept. 30, 2003 $181 $8-9 $15 $32 $130 $13 Term Asset-Backed Securities Term Debt and Other $(2) $(18) Overborrowing* $(20)-(15) $9 $9 $(5) $15-20 SLIDE 9

Term Debt GlobLSTM $ 2 $ 3 Non-Dollar Denominated 9 9 Retail / MTN / Other 3 3 Total Term Debt $14 $15 $ 15 - 17 $ 10 - 15 Term Public Securitization* 17 9 10 - 13 10 - 15 Total Term Funding $31 $24 $25 - 30 $20 - 30 FORD CREDIT PUBLIC TERM FUNDING PLAN 2002 Actual (Bils.) Sept. 30 (Bils.) Transaction Type * Reflects new bonds issued; excludes asset sales to commercial paper conduits and whole-loan sales Preliminary 2004 (Bils.) Full Year (Bils.) 2003 Memo: Prior Forecast $20 - 25 Considerable flexibility between sources SLIDE 10

Unsecured CP FCAR Motown Other Lines Conduits Total Back-up liquidity 8.9 1 9.2 6 25.1 Global Bank Lines Other FCAR Motown Unused Conduits Cash Total Back-up liquidity 14.3 1.1 17.2 0.4 8.2 18.3 55 FORD CREDIT LIQUIDITY PROGRAMS Back-Up Liquidity Global Other Bank FCAR Motown Unused Over- Total Lines Lines Lines Lines Conduits borrowing Short-Term Borrowing Unsecured Bank FCAR Motown Total CP Lines Notes Back-up liquidity exceeds short-term borrowing by $34.4 billion Motown Notes can be increased by an additional $2.5 billion with existing back- up liquidity lines Billions at September 30, 2003 Billions at September 30, 2003 Committed Credit Facilities = $33 Billion * * Includes $6.8 billion of Ford bank lines that Ford Credit and/or FCE can use at Ford's option $59.5 SLIDE 11

Under 3 Months Under 6 Months Under 1 Year Under 2 Years Total Owned Receivables and Retained Interests 41 52 72 99 122 Financial Statement Debt 3 12 27 54 104 FORD CREDIT LIQUIDATION OF ASSETS / LIABILITIES Cumulative Maturities - As of August 31, 2003 -- (Billions) All values are for the U.S., Europe, and Canada Assets and debt are net of overborrowings Under 3 Months Under 6 Months Under 1 Year Under 2 Years Total Interest Earning Assets (excluding On-Balance Sheet Securitized) at Face Value Interest Bearing Debt (excluding On-Balance Sheet Securitization Debt) at Face Value SLIDE 12

FORD CREDIT LEVERAGE 2000 2001 2002 Sept. Managed 13.9 14.8 12.8 12.7 Manag 13.9 14.8 12.8 12.7 Owned 11.9 12.2 10.3 12 Owned 11.9 12.2 10.3 12 * Managed Managed leverage is about equal to year-end and slightly below our target range of 13 - 14. Ford Credit paid a $1 billion dividend in the Third Quarter, based on continuing profitability and a reduction in assets Debt-to-Equity Ratio Financial Statement 2000 2001 Sept. 2003 *14.1 including $700 million capital contribution in January, 2002 **11.2 excluding debt issued by FCAR 2002 ** SLIDE 13

SUMMARY Ford Full year automotive PBT breakeven or slightly positive, excluding special items Increased Full-Year earnings guidance from continuing operations to $0.95 to $1.05 per share, excluding special items Cash and liquidity remain strong Ford Credit Record profits in the Third Quarter Continued strong earnings in the Fourth Quarter Priorities continue to be a focus on the core business Originate: Buy it right Service: Operate efficiently; collect effectively Fund: Fund efficiently; manage risks 2003 funding is ahead of schedule and liquidity remains strong SLIDE 14

Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including a significant decline in automotive industry sales, lower-than-anticipated market acceptance of new or existing Ford products, increased regulations, work stoppages at key Ford or supplier facilities, the discovery of defects in Ford vehicles, a credit rating downgrade, higher-than-expected credit losses, collection and servicing problems, lower-than- anticipated residual values for leased vehicles, currency or interest rate fluctuations, and a major capital market disruption. RISK FACTORS SLIDE 15

APPENDIX

DEFINITION OF AUTOMOTIVE SEGMENTS North America International Europe South America* Asia Pacific Premier Automotive Group (P.A.G.) Other Other Automotive Ford, Lincoln, and Mercury brands in U.S., Canada, and Mexico Ford Brand Ford Brand Ford Brand Jaguar, Land Rover, Volvo, and Aston Martin worldwide Includes Ford share of Mazda earnings Primarily net interest - Appendix page 1 - * Beginning Fourth Quarter 2003, S. America and N. America will be realigned into a new segment, consistent with recent organization changes

Consolidation of Joint Ventures $ 17 $ 0 Deconsolidation of Trust Preferred (95) 0 Securities Cumulative Effect of Change in N/A (264) Accounting Principle Total Effect of FIN46 Adoption $(78) $ (264) Memo: EPS Impact of Change in Accounting Principle $(0.14) Effect on Other Measures: Cash (Bils.) $ 0.3 Senior Debt (Bils.) (0.8) Cash Net of Senior Debt (Bils.) $ (0.5) Subordinated Debt (Bils.) $ (5.8) EFFECT OF ADOPTION OF FIN46 ON THIRD QUARTER AUTOMOTIVE RESULTS Pre-Tax Profit (Mils.) Net Income (Mils.) - Appendix page 2 -

INCOME FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS COMPARED TO NET INCOME Memo: Auto. Pre-Tax Profit (Mils.) Earnings Per Share Memo: Auto. Pre-Tax Profit (Mils.) Third Quarter Year to Date Earnings Per Share Income from Continuing Operations Excluding Special Items $0.15 $(553) $0.83 $109 Special Items - European Restructuring (0.02) (56) (0.02) (56) Income from Continuing Operations $0.13 $(609) $0.81 $ 53 Cum. Effect of Change in Accounting Principle (0.14) (0.13) Discontinued Operations * (* ) Net Income $(0.01) $0.68 * Less than $0.01 - Appendix page 3 -

THIRD QUARTER AUTOMOTIVE CASH* Cash, Marketable and Loaned Securities, and VEBA Assets September 30, 2003 $26.9 $26.9 June 30, 2003 / December 31, 2002 28.7 25.3 Change in Gross Cash $(1.8) $ 1.6 Operating Related Cash Flows Automotive Pre-Tax Profits $(0.6) $ 0.1 Capital Spending (2.2) (5.6) Depreciation and Amortization 1.3 4.0 Changes in Receivables, Inventory, and Trade Payables (0.9) (1.4) U.S. Pension Contribution 0 (1.0) Capital Transactions with Financial Services Sector 1.2 2.8 Other -- Primarily Taxes, Expense and Payment Timing Differences (1.2) 1.0 Total Operating Related Before Tax Refunds $(2.4) $(0.1) Tax Refunds 0.6 1.4 Total Operating Related Cash Flows $(1.8) $ 1.3 Divestitures and Acquisitions Divestitures and Asset Sales 0.1 0.5 Capital Calls and Acquisitions 0 0 Financing Related Cash Flows Dividends to Shareholders (0.2) (0.5) All Other Financing -- Primarily Increase in Automotive Debt (0.2) 0 Cash from FIN46 Consolidations 0.3 0.3 Change in Gross Cash $(1.8) $ 1.6 See Appendix (pages 5 and 6) for reconciliation to GAAP 3RD Qtr. (Bils.) YTD (Bils.) 2003 Est. - Appendix page 4 -

AUTOMOTIVE GROSS CASH RECONCILIATION TO GAAP Cash and Cash Equivalents $ 5.2 $ 6.8 $ 1.6 * $ 8.7 Marketable Securities 17.4 12.2 (5.2) 16.1 Loaned Securities 0 7.0 7.0 0 Total Cash / Market. Sec. $22.6 $26.0 $ 3.4 $24.8 VEBA 2.7 0.9 (1.8) 0.9 Gross Cash $25.3 $26.9 $ 1.6 $25.7 * Automotive cash flow as shown in our sector statement of cash flows Dec. 31 2002 (Bils.) Sept. 30 2003 (Bils.) Sept. 30, 2003 B / (W) Dec 31, 2002 (Bils.) Memo: Sept. 30 2002 (Bils.) $1.2 - Appendix page 5 -

AUTOMOTIVE OPERATING RELATED CASH FLOWS RECONCILIATION TO GAAP Cash Flows from Operating Activities before Securities $ 5.7 $(0.9) $ 4.9 Trading* Items Included in Operating-Related Cash Flows Capital Transactions with Financial Services Sector $ 1.7 $1.2 $ 2.8 Capital Expenditures 3.4 (2.2) (5.6) Net Transactions Between Automotive and (0.3) 0.7 0.4 Financial Services Sectors** Other, Primarily Exclusion of Inflow from VEBA Drawdown (0.6) (0.6) (1.2) Total Reconciling Items $(2.6) $(0.9) $(3.6) Operating Related Cash Flows $ 3.1 $(1.8) $ 1.3 * As shown in our sector statement of cash flows for Automotive ** Primarily payables and receivables between the sectors in the normal course of business, as shown in our sector statement of cash flows YTD (Bils.) 3rd Qtr. (Bils.) 1st Half. (Bils.) 2003 - Appendix page 6 -

RECONCILIATION OF NET PRICING TO CHANGE IN AUTOMOTIVE SALES Automotive Sales 2003 $17,876 $22,830 $4,670 $14,920 $60,789 $21,780 $14,889 $13,377 2002 21,258 21,322 4,378 12,839 65,818 20,915 13,397 12,168 2003 B / (W) $ (3,382) $ 1,508 $ 292 $ 2,081 $ (5,029) $ 865 $ 1,492 $ 1,209 Than 2002 Memo: Change in 7.1% 16.2% 4.1% 9.9 % Automotive Sales Explanation of Change (Pct.) Mix, Exchange, Other 4.7% 12.3% 4.2% 10.0 % Net Pricing (0.3) (1.6) (0.9) (1.9) Effect of FIN46 2.7 5.5 0.8 1.8 Total 7.1% 16.2% 4.1% 9.9 % North America (Mils.) (Per Unit) Third Quarter Europe (Per Unit) (Mils.) North America (Mils.) (Per Unit) Year to Date Europe (Per Unit) (Mils.) - Appendix page 7 -

FORD CREDIT KEY METRIC DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below. Information about the impact of on-balance sheet securitization is also included below : Managed Receivables - receivables reported on Ford Credit's balance sheet and receivables Ford Credit sold in off-balance-sheet securitizations and continues to service Serviced-Only Receivables - receivables Ford Credit sold in whole-loan sale transactions where Ford Credit retained no interest but continues to service Serviced Receivables - includes managed receivables and serviced-only receivables Managed Credit Losses - credit losses associated with receivables reported on Ford Credit's balance sheet plus credit losses associated with receivables Ford Credit sold in off-balance sheet securitizations and continues to service Overborrowing - proceeds generated from funding transactions in excess of immediate funding needs Impact of On-Balance Sheet Securitization - retail installment receivables reported on Ford Credit's balance sheet include receivables sold for legal purposes to Ford Credit-sponsored special purpose entities in securitizations. These receivables are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Credit or the claims of Ford Credit's creditors. Debt reported on Ford Credit's balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the legal obligation of Ford Credit - Appendix page 8 -

FORD CREDIT RATIO DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below: Leverage: Total Debt - Financial Statement Leverage = Equity Total Debt Securitized Receivables Cash and Cash Equivalents SFAS No. 133 Adjustments on Total Debt Equity Minority Interest SFAS No. 133 Adjustment on Equity - Managed Leverage + - - - = + - Retained Interest in Securitized Receivables Credit Losses = + Losses on Reacquired Receivables Average Net Receivables Loss-to-Receivables Ratio - Appendix page 9 -

FORD CREDIT RECONCILIATIONS OF MANAGED LEVERAGE TO FINANCIAL STATEMENT LEVERAGE Total Debt $140.3 $149.6 Total Securitized Receivables Outstanding 65.8 48.8 Retained Interest in Securitized Receivables (9.7) (10.2) Adjustments for Cash and Cash Equivalents (7.1) (20.3) Adjustments for SFAS 133 (6.0) (5.4) Adjusted Debt $183.3 $162.5 Total Stockholder's Equity (incl. minority interest) $13.7 $12.5 Adjustments for SFAS 133 0.5 0.3 Adjusted Equity $14.2 $12.8 Managed Leverage to 1** 12.9 12.7 Financial Statement Leverage = Total Debt / Equity 10.3 12.0 * Includes $9.2 billion of debt issued by FCAR which is payable solely out of collections of receivables underlying FCAR's assets and is not the obligation of Ford Credit ** Adjusted Debt / Adjusted Equity Sept. 30, 2002 (Bils.) Sept. 30, 2003 (Bils.) Leverage Calculation * - Appendix page 10 -